CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into between Robert G. Leggett (“Consultant”) and Mueller Water Products, Inc. (“MWP” or “the Company”) as of October 1, 2011.

1.Duties of Consultant. Consultant shall be employed as Adviser to the CEO and shall have the duties and responsibilities assigned to that position by the Company. It is anticipated that Consultant's duties shall average less than 8 hours per week.

2.Term of Employment. Consultant is employed for six (6) months (“employment period”); provided however, that the employment relationship may be terminated at any time during the employment period by the Company, with or without cause, or upon agreement of the parties. Nothing in this Agreement shall diminish or affect the right of Company to terminate Consultant's employment.

3.Compensation. Consultant shall be paid a total gross amount of $150,000.00 for his consulting services. He shall be paid $5,000.00 per month for the first six months and thereafter a lump sum payment of $120,000.00 in the seventh month following completion of the services and execution of a release of all claims against the Company in substantially the same form attached as Exhibit A. In the event Consultant is terminated prior to the end of the employment period, he shall continue to be paid the consulting fee as set forth herein. Taxes will be withheld on the compensation paid to Consultant.

4.Post-Employment Obligations and Restrictions under the Employment Agreement. Consultant agrees that the post-employment obligations currently existing between Consultant and the Company survive, including but not limited to those set forth in Articles II and III of the Employment Agreement dated September 15, 2008 and amended December 1, 2009 (“Employment Agreement”) and hereby reaffirms such covenants with the covenants beginning to run effective September 30, 2011. The parties acknowledge, affirm and agree that the term “Competing Business” in the restrictive covenants set forth in said Employment Agreement includes any business in the leak detection and next generation technologies. The Parties intend that the covenants set forth in said Employment Agreement shall be enforced to the maximum extent allowable by law and that a court of applicable jurisdiction shall modify any covenant therein that is otherwise void and unenforceable to make such covenant enforceable to the maximum extent allowable as long as the modification does not render the covenant more restrictive on Consultant than as originally drafted therein.

5.Representations, Warranties and Covenants. Consultant represents, warrants and covenants that:

(a)    Consultant has been given a reasonable opportunity to read this Agreement carefully and to understand it fully and that Consultant has done so;

(b)    Consultant has had an opportunity to discuss this Agreement with an attorney of Consultant's choosing;

(c)    This Agreement constitutes the legal, valid and binding obligation of Consultant, enforceable against Consultant in accordance with its terms.

6.Section 409A. Consultant and Company agree that this Agreement shall be interpreted to the extent possible to be exempt from or satisfy the requirements under Section 409A of the Internal Revenue Code and, to the extent applicable, shall be administered, interpreted and construed in a manner consistent with Section 409A; provided, that in no event shall the Company have any obligation to indemnify Consultant from the effect of any taxes that might be imposed thereunder.

7.Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. In drafting this Agreement and in particular the restatement of the restrictive covenants contained herein, the Parties have intended to fully comply with and be governed by the provisions of Article 4, Chapter 8 of Title 13 of the Official Code of Georgia.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

Date:    10/25/11    /s/ Robert G. Leggett
Robert G. Leggett

Mueller Water Products, Inc.

Date:    11/2/11        By: /s/ Gregory E. Hyland
Full Name: Gregory E. Hyland
Title: President & CEO

[Exhibit A]

FULL AND FINAL RELEASE OF CLAIMS

This Full and Final Release of Claims (“Agreement”) is made and entered into between Robert G. Leggett (“Consultant”) and Mueller Water Products, Inc. (“Employer” or “MWP”) as of April 1, 2012.

Consultant's employment with MWP is terminated effective March 31, 2012 pursuant to the Consulting Agreement between the parties. In consideration of Consultant's decision to enter into this Agreement, Employer shall pay Consultant the gross amount of $120,000.00 less taxes and applicable deductions no later than April 30, 2012. If Consultant fails or refuses to execute this Agreement or if Consultant revokes this Agreement as set forth herein, Consultant shall not receive the Severance Benefits.

In consideration of the payment being provided to Consultant pursuant hereto, Consultant, for himself, his attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges Employer, all parent, subsidiary and/or affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Agreement as “MWP” or “Employer”), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the date Consultant signs this Agreement. Specifically included in this waiver and release are, among other things, any and all claims related to any severance pay plan, any and all claims related to Consultant's employment and separation from employment or otherwise, including without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, (race, color, religion, sex, and national origin discrimination); (2) the Americans with Disabilities Act, as amended (disability discrimination); (3) 42 U.S.C. § 1981 (discrimination); (4) the Age Discrimination in Employment Act (29 U.S.C. §§ 621-624); (5) 29 U.S.C. § 206(d)(1) (equal pay); (6) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (7) Executive Order 11141 (age discrimination); (8) Section 503 of the Rehabilitation Act of 1973 (disability discrimination); (9) Employee Retirement Income Security Act (ERISA); (10) the Occupational Safety and Health Act; (11) the Worker Adjustment and Retraining Notification (WARN) Act; (12) the Family and Medical Leave Act; (13) the Ledbetter Fair Pay Act; and (14) other federal, state and local discrimination laws, including those of the State(s) in which Consultant worked and/or resided. Consultant further acknowledges that Consultant is releasing, in addition to all other claims, any and all claims based on any tort, whistle-blower, personal injury, defamation, invasion of privacy or wrongful discharge theory; retaliatory discharge theory; any and all claims based on any oral, written or implied contract or on any contractual theory; any claims based on the severance pay plan; and all claims based on any other federal, state or local Constitution, regulation, law (statutory or common), or other legal theory, as well as any and all claims for punitive, compensatory, and/or other damages, back pay, front pay, fringe benefits and attorneys' fees, costs or expenses.

Nothing in this Agreement, however, is intended to waive Consultant's entitlement to vested benefits under any 401(k) plan or other benefit plan provided by MWP. Furthermore, the parties specifically agree that this release does not cover, and Consultant expressly reserves, indemnification and defense rights existing to him as a current or former director and/or officer of MWP under the Certificate of Incorporation, Bylaws of MWP, pursuant to applicable state law or in accordance with any applicable Directors and Officers insurance policy existing for former officers and directors of MWP. Finally, the above release does not waive claims that Consultant could make, if available, for unemployment or workers' compensation, for claims of severance benefits under any employment agreement, or claims that cannot be released by private agreement.

Consultant hereby acknowledges and agrees that this Agreement and the termination of Consultant's employment and all actions taken in connection therewith are in compliance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act and that the releases set forth herein shall be applicable, without limitation, to any claims brought under these Acts. Consultant further acknowledges that Consultant has been and is hereby advised by Employer to consult with an attorney in regard to this matter. Consultant understands that Consultant is responsible for the costs of any such legal services incurred in connection with such consultation.

Consultant further acknowledges that Consultant has been given twenty-one (21) days from the time that Consultant receives this Agreement to consider whether to sign it. If Consultant has signed this Agreement before the end of this twenty-one (21) day period, it is because Consultant freely chose to do so after carefully considering its terms. Finally, Consultant shall have seven (7) days from the date Consultant signs this Agreement to revoke the Agreement. To revoke, Consultant must ensure that written notice is delivered to the Company, by the end of the day on the seventh calendar day after Consultant signs this Agreement. If Consultant does not revoke this Agreement within seven (7) days of signing, this Agreement will become final and binding on the day following such seven (7) day period. If Consultant elects not to sign this Agreement within twenty-one (21) days from the time that Consultant receives this Agreement, this Agreement shall expire automatically.

Nothing herein is intended to or shall preclude Consultant from filing a complaint and/or charge with any appropriate federal, state, or local government agency or cooperating with said agency in its investigation. Consultant, however, shall not be entitled to receive any relief or recovery in connection with any complaint or charge brought against the Employer, without regard as to who brought said complaint or charge and this Agreement waives any such recovery.

Consultant affirms that the only consideration for his signing this Agreement is that set forth herein and that no other promise or agreement of any kind has been made to or with Consultant by any person or entity to cause Consultant to execute this document, and that Consultant fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

This Agreement shall not be construed as an admission by Employer of any liability or acts of wrongdoing or discrimination, nor shall it be considered to be evidence of such liability, wrongdoing, or discrimination. This Agreement shall be interpreted under the laws of the State of Georgia without regard to conflicts of law.

Consultant understands and acknowledges that this Agreement contains a full and final release of claims against Employer; and that Consultant has agreed to its terms knowingly, voluntarily, and without intimidation, coercion or pressure.

Date:
Robert G. Leggett

Mueller Water Products, Inc.

Date:            By:
Full Name: Gregory E. Hyland
Title: President & CEO